SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                          FORM 8-K
                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             The Securities Exchange Act of 1934

        Date of Report (date of earliest event reported):
                         May 28, 2002

                       XEROX CORPORATION
      (Exact name of registrant as specified in its charter)

 New York              1-4471                16-0468020
 (State or other       (Commission File      (IRS Employer
 jurisdiction of       Number)               Identification
 incorporation)                              No.)

                     800 Long Ridge Road
                       P. O. Box 1600
              Stamford, Connecticut  06904-1600
      (Address of principal executive offices)(Zip Code)

      Registrant's telephone number, including area code:
                       (203) 968-3000

                       Not Applicable
 (Former name or former address, if changed since last report)


























Item 5.  Other Events.

Registrant announced today the election of Lawrence A. Zimmerman as Senior Vice President and Chief Financial Officer, effective June 1. Zimmerman is retired from International Business Machines Corporation, where he held senior finance positions including corporate controller during IBM's transition years in the early 1990s and the head of finance for the multibillion dollar IBM server and technology division.

"Larry has a proven track record as an effective financial executive with balanced experience in global operations, strategic planning, accounting, and internal controls," said Anne M. Mulcahy, Registrant's Chairman and Chief Executive Officer. "His financial acumen, extensive knowledge of today's technology and services industry and demonstrated success in managing worldwide fiscal planning and processes are impressive assets that complement the strengths of Xerox's new management team."

Zimmerman, 59, retired in 1998 after a 31-year career with IBM. In addition to serving as the senior finance executive for the server division from 1996-1998, Zimmerman was vice president of finance for IBM's multibillion dollar Europe, Middle East and Africa operations, headquartered in Paris, from 1994 -1996, and corporate controller from 1991-1994. After retiring from IBM, Zimmerman served for one year as executive vice president and chief financial officer of System Software Associates, Inc.

"Xerox's efforts in the past year to successfully restore its financial health are evidence of precise execution and an uncompromising resolve to move the business forward," said Zimmerman. "As CFO, I intend to build on this solid foundation by continuing the progress made in strengthening liquidity, tightening internal controls and ensuring competitive costs while driving Xerox's return to sustained profitability. This opportunity fulfills a personal career objective - to lead the global finance organization of a company with a strong heritage, a powerful brand and a promising future."

Zimmerman is a graduate of New York University where he earned a bachelor of science degree in finance. He also holds a master's degree in business administration from Adelphi University.

___________________________________________________________________________


                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this report to be signed on its behalf by the undersigned duly authorized.
                                         XEROX CORPORATION

                                         /s/ MARTIN S. WAGNER
                                         ----------------------------
                                         By: MARTIN S. WAGNER
                                             Assistant Secretary

Date: May 28, 2002